                                                                    EXHIBIT 5.1

                         OPINION AND CONSENT OF COUNSEL

                        KAPLAN GOTTBETTER & LEVENSON, LLP
                                630 THIRD AVENUE,
                          NEW YORK, NEW YORK 10017-6705
                               TEL: (212) 983-6900
                               FAX: (212) 983-9210

                                            February 12, 2002

Return Assured Incorporated
1901 Avenue of the Stars, Suite 1710
Los Angeles, California 90067

Re: Return Assured Incorporated - Registration Statement on Form SB-2 (the "Registration Statement")
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Gentlemen:

         We are acting as counsel for Return Assured Incorporated, a Delaware corporation (the "Company"), in connection with the proposed sale by certain selling stockholders (the "Selling Stockholders") pursuant to the Registration Statement of up to 25,000,000 shares of Common Stock, $.001 par value, of the Company (the "Shares").

         We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the records, certificates and documents referred to above.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                           Very truly yours,



                                           KAPLAN GOTTBETTER & LEVENSON, LLP